Exhibit 4.11




                               (FACE OF DEBENTURE)

                              SILGAN HOLDINGS INC.

                        Subordinated Debentures due 2006


No.                                                    $


                   SILGAN HOLDINGS INC., a Delaware corporation ("Holdings," which term includes any successor corporation) under the Indenture hereinafter referred to, for value received, promises to pay to _________________ or its registered assigns, the principal sum of __________________ on July 15, 2006.

                   Interest Payment Dates: January 15 and July 15, commencing on the Issue Date of the Debentures.

                   Regular Record Dates: January 1 and July 1.

                   Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   IN WITNESS WHEREOF, Holdings has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

                                       SILGAN HOLDINGS INC.


                                       By:-----------------------------
                                          Chairman of the Board and
                                          Chief Executive Officer


                                       By:-----------------------------
                                          Executive Vice President
                                          and Chief Financial Officer




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                (Form of Trustee's Certificate of Authentication)

This  is  one  of  the  Subordinated   Debentures  due  2006  described  in  the
within-mentioned Indenture.


Authentication Date: ___________, _____

                                       FLEET NATIONAL BANK,
                                       as Trustee


                                       By:-----------------------------
                                          Authorized Signature




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                           (REVERSE SIDE OF DEBENTURE)

                              SILGAN HOLDINGS INC.

                        Subordinated Debentures due 2006




1.  Principal and Interest.
    -----------------------

         Holdings will pay the principal of this Debenture on July 15, 2006.

         Holdings promises to pay interest on the principal amount of this Debenture on each Interest Payment Date commencing on the first Interest Payment Date after the date that this Debenture is issued (the "Issue Date") as set forth below, at a rate per annum (the "Interest Rate") equal to the dividend rate in effect on the Closing Date with respect to Holdings' 13-1/4% Cumulative Exchangeable Redeemable Preferred Stock.

         Interest will be payable semiannually (to the holders of record of the Debentures at the close of business on January 1 or July 1 immediately preceding the applicable Interest Payment Date) in cash or, on or prior to July 15, 2000, at the option of Holdings, in additional Debentures in an aggregate principal amount equal to such interest, in arrears on each Interest Payment Date, commencing on the first Interest Payment Date after the Issue Date. From and after the Interest Payment Date following July 15, 2000, interest will be payable only in cash. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that, if there is no existing default in the payment of interest and if this Debenture is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

         Holdings shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum of the Interest Rate plus 2%.

2.  Method of Payment.
    ------------------

         Holdings will pay interest (except defaulted interest) on the principal amount of the Debentures on each January 15 and July 15, commencing with the first such date after the Issue Date, to the persons who are Holders (as reflected in the Security Register) at the close of business on the January 1 and July 1 immediately preceding the Interest Payment Date, in each


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case,  even  if the  Debenture  is  canceled  on  registration  of  transfer  or registration of exchange after such record date; provided that, with respect to the payment of principal, Holdings will make payment to the Holder that surrenders this Debenture to a Paying Agent on or after July 15, 2006. Holdings will pay principal, premium, if any, and interest (other than interest that Holdings pays by issuing additional Debentures) in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, Holdings may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register) . If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.
    ---------------------------

         Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. Holdings may change any authenticating agent, Paying Agent or Registrar without notice. Holdings, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.  Indenture; Limitations.
    -----------------------

         Holdings issued the Debentures under an Indenture dated as of July 22, 1996 (the "Indenture") between Holdings and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

         The Debentures are general obligations of Holdings. The Indenture limits the original aggregate principal amount of the Debentures to the aggregate liquidation preference of, and accrued but unpaid dividends on, Holdings' 13-1/4% Cumulative Exchangeable Redeemable Preferred Stock on the Closing Date.

5.  Optional Redemption.
    --------------------

         (a) The Debentures may be redeemed at any time on or after July 15, 2000, at Holdings' option, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the Redemption Prices (expressed as a percentage of the principal amount thereof) set forth below,


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plus an amount in cash equal to all accumulated  and unpaid interest  thereon to the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date, if redeemed during the 12-month period beginning July 15 of each of the years set forth below.

Year                                                     Percentage

2000.........................................             109.938%
2001.........................................             106.625%
2002.........................................             103.313%
2003 and thereafter .........................             100.000%


         (b) In addition, on or prior to July 15, 2000, Holdings may redeem all (but not less than all) outstanding Debentures, at a Redemption Price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, out of the net proceeds of any sale of its common stock, provided that such redemption occurs within 180 days after consummation of such sale.

6.  Notice of Redemption.
    ---------------------

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of a Debenture to be redeemed at his last address as it appears in the Security Register. Debentures in original denominations larger than $1.00 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Debentures or portions of Debentures called for redemption, unless Holdings defaults in the payment of the Redemption Price.

7.  Denominations; Transfer; Exchange.
    ----------------------------------

         The Debentures are in registered form without coupons only in denominations in original principal amount of $1.00 and multiples in original principal amount of $1.00. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Debentures selected for redemption. Also, it need not register the transfer or exchange of any Debentures for a period of 15 days before a selection of Debentures to be redeemed is made.

8.  Persons Deemed Owners.
    ----------------------

         A Holder may be treated as the owner of a Debenture for all purposes.



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9.  Unclaimed Money.
    ----------------

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to Holdings at its request. After that, Holders entitled to the money must look to Holdings for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.
    ------------------------------------------

         If Holdings deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest (if any) on the Debentures (a) to redemption or maturity, Holdings will be discharged from the Indenture and the Debentures, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, Holdings will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement: Waiver.
     ------------------------------

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Debentures in addition to or in place of certificated Debentures and make any change that does not adversely affect the rights of any Holder.

12.  Restrictive Covenants.
     ----------------------

         The Indenture imposes certain limitations on the ability of Holdings and its Subsidiaries to pay dividends, make investments in Unrestricted Subsidiaries, sell assets, engage in transactions with Affiliates or incur Indebtedness. At the end of each fiscal quarter, Holdings must report to the Trustee on compliance with such limitations.

13.  Successor Corporations.
     -----------------------

         When a successor person or other entity assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor person will be released from those obligations.



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14.  Defaults and Remedies.
     ----------------------

         Events of Default include: a default in payment of principal on the Debentures; default in the payment of interest on the Debentures for 30 days; failure by Holdings for 30 days after notice to it to comply with any of its other agreements in the Indenture; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; and certain events of default on other Indebtedness of Holdings.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures may declare all the Debentures to be due and payable. If a bankruptcy or insolvency default with respect to Holdings occurs and is continuing, the Debentures automatically become due and payable. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of at least a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Subordination.
     --------------

         The payment of the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

16.  Trustee Dealings with Holdings.
     -------------------------------

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for Holdings or its Affiliates and may otherwise deal with Holdings or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.
     ---------------------------

         No stockholder, director, officer, employee or incorporator as such, past, present or future, of Holdings or any successor corporation shall have any liability for any obligations of Holdings under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.



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18.  Authentication.
     ---------------

         This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19.  Abbreviations.
     --------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                   Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Silgan Holdings Inc., 4 Landmark Square, Stamford, CT 06901, Attention: Harold J. Rodriguez, Jr.



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



I or we assign and transfer this Debenture to:

Please insert social security or other identifying number of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   Print or type name, address and zip code of assignee and irrevocably appoint ____________________________________ as agent, to transfer this Debenture on the books of Holdings. The agent may substitute another to act for him. Dated ______________________ Signed _____________________


--------------------------------------------------------------------------------
(Sign exactly as the name appears on the other side of this Debenture)




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



                       OPTION OF HOLDER TO ELECT PURCHASE



                  If you wish to have this Debenture purchased by Holdings pursuant to Section 4.8 or 4.9 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Debenture purchased by Holdings pursuant to Section 4.8 or 4.9 of the Indenture, state the amount (in original principal amount):

                                $---------------



Date:-----------------               Your Signature:--------------------

(Sign exactly as your name appears on the other side of this Debenture)

Signature Guarantee:     ----------------------






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